Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY PROVIDES OPERATIONAL UPDATE

DALLAS, Texas, January 7, 2013 – Matador Resources Company (NYSE:MTDR) (“Matador” or the “Company”), an independent energy company currently focused on the oil and liquids rich portion of the Eagle Ford shale play in South Texas, today provided an update on various aspects of its operations.

Matador released today a summary of the 24-hour Initial Potential (IP) test results for wells it has drilled and completed in 2012, including the eleven most recent Eagle Ford wells it has completed and placed on production since its operational update providing similar information on September 27, 2012. This data is summarized in the table shown below. These results are from wells for which Matador has filed, or will soon be filing, IP test results with the Texas Railroad Commission. With the exception of the number of frac stages, the results of these tests are a matter of public information via W-2 and G-1 forms filed by the Company with and available from the Texas Railroad Commission. Such results are provided as both an update and a convenience to the Company’s investors who may not have easy access to the information provided by the Company to the Texas Railroad Commission. This data is summarized in the table shown below, which also includes test results from the fourteen wells previously released in September. The summary specifies the name of the well, the county where the well is located, the completion date, the lateral length, the measured depth of the top perforation, the number of frac stages, the oil IP per day, the gas IP per day, the barrels of oil equivalent potential per day, the choke size and the flowing pressure.

As noted in the August 14, 2012 earnings release and the September 27, 2012 operational update, Matador has begun flowing back wells on smaller chokes after stimulation than it did initially, which appears to provide for better bottomhole pressure management, should keep the wells flowing longer before requiring artificial lift and may improve their long-term performance. The Company is pleased with the initial productivity of these recent wells, most of which have met or exceeded its expectations. As would be anticipated, flowing the wells back on smaller chokes typically results in lower flow rates but higher flowing pressures on these IP tests as compared to similar IP tests on earlier wells drilled in the same areas. Nevertheless, the results from several of these wells are particularly noteworthy. As a group, the Company’s six recent wells drilled and completed in DeWitt County have averaged 1,775 BOE per day at an average flowing pressure of approximately 5,800 psi, and as a specific example, in Karnes County, the Sickenius Orca 2H (completed September 16, 2012) had an IP rate of 944 BOE per day at 2,000 psi flowing pressure on a 16/64 inch choke compared to an IP rate of 875 BOE per day at 820 psi flowing pressure on a 26/64 inch choke on the Sickenius Orca 1H well (completed March 16, 2012), suggesting a significant increase in well productivity for the Sickenius Orca 2H well. Although still early in the life of these wells, the Company attributes the improved performance of these more recent wells to a combination of improved stimulation design, better reservoir pressure maintenance and improved completion techniques, which appear to be arresting initial decline rates and may lead to better long-term performance and increased value for its Eagle Ford wells.

IP data points should not be used alone to make an investment decision, but these points are provided in an effort to show the overall results of the Company’s Eagle Ford drilling program in 2012. As to future releases, Matador does not expect to release IP data as each well is drilled but rather once or twice a year in an effort to provide more comprehensive information and perspective about its overall drilling program.

The Company is also pleased to announce that its average production rate during the month of December 2012 was approximately 5,800 barrels of oil per day and 34.6 million cubic feet of gas per day, or approximately 11,500 BOE per day. The average oil rate for December of 5,800 barrels per day was about 10% higher than the midpoint of the Company’s 2012 exit rate guidance of 5,000 to 5,500 barrels per day. The December 2012 average daily oil rate is up about 75% from Matador’s third quarter 2012 average daily oil production of approximately 3,300 barrels and up almost 13-fold compared to its fourth quarter 2011 average daily oil production of approximately 450 barrels.

As discussed in its December 6, 2012 Analyst Day presentation, the Company anticipates that it will be necessary to shut-in 15% to 20% of its current production capacity during 2013 as it resumes the drilling and completion of development wells on certain properties where wells have previously been drilled. Currently producing wells will be shut-in from time to time as a precautionary measure to reduce possible hydraulic interference between these wells and the stimulation operations associated with newly drilled offsetting wells. The majority of the shut-in periods will occur during the first and second quarters of 2013. The Company will continue to evaluate these shut-in periods in order to determine an optimized shut-in schedule for producing wells within close proximity to ongoing stimulation operations.

Finally, the Company announced an increase in its borrowing base to $215 million based on its lenders’ review of the Company’s proved oil and natural gas reserves at September 30, 2012. At January 7, 2013, the Company has outstanding borrowings of $150 million. Matador expects additional increases to its borrowing base as the result of anticipated increases in its proved oil and natural gas reserves at year-end 2012 and throughout 2013. Please click the link below for Exhibit A, which shows the growth in PV-10 value (present value discounted at 10%) for the Company’s proved oil and natural gas reserves from 2008 to September 30, 2012. For a reconciliation of Standardized Measure (GAAP) to PV-10 (non-GAAP), please see “PV-10 Reconciliation” below.

There are no other changes to the Company’s guidance for its 2012 or 2013 results. Please click the link below for Exhibit B, which shows oil and natural gas revenues and Adjusted EBITDA for the years ended 2007 through 2011 and estimated oil and natural gas revenues and Adjusted EBITDA for the years ended 2012 and 2013 announced at the Company’s Analyst Day on December 6, 2012. For a definition of Adjusted EBITDA and a reconciliation of net income (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), please see “Adjusted EBITDA Reconciliation” below.

Matador Operated Eagle Ford Completion Results

24 Hour IP Tests

Well Name	County	Completion Date	Perforated Length(1)	Top Perf(2)	Frac Stages	Oil IP(3)(4)	Gas IP(3)(4)	Oil Equiv IP(5)	Choke	Pressure
			Total (ft.)	(ft.)		(Bbl/day)	(Mcf/day)	(BOE/day)	(inch)	(psi)
2012 Wells
Martin Ranch A 8H	La Salle	1/28/2012	6,092	9,559	21	1,089	831	1,228	26/64	1,750
Martin Ranch A 6H	La Salle	2/8/2012	6,509	9,550	22	689	1,714	975	26/64	1,650
Martin Ranch A 7H	La Salle	2/12/2012	4,902	9,502	17	609	481	689	26/64	1,040
Martin Ranch B 4H	La Salle	2/18/2012	3,801	9,701	13	595	968	756	26/64	1,320
Matador Sickenius Orca 1H	Karnes	3/16/2012	5,712	10,897	19	785	540	875	26/64	820
Northcut A 1H	La Salle	3/23/2012	4,446	9,209	15	583	592	682	26/64	1,000
Matador Danysh Orca 1H	Karnes	4/1/2012	4,962	11,537	17	1,012	1,126	1,200	26/64	1,175
Northcut A 2H	La Salle	5/1/2012	4,503	9,273	15	758	761	885	24/64	950
Matador Pawelek Orca 1H	Karnes	6/5/2012	6,103	11,231	20	670	739	793	16/64	2,510
Matador Pawelek Orca 2H	Karnes	6/7/2012	6,202	11,240	28	861	755	987	16/64	2,460
Matador Danysh Orca 2H	Karnes	6/10/2012	5,115	11,331	17	750	746	874	16/64	2,675
Glasscock Ranch 1H	Zavala	6/27/2012	5,352	7,166	18	307	0	307	pump	140
Matador K. Love Orca 1H	DeWitt	8/10/2012	5,077	13,048	17	1,793	2,171	2,155	16/64	5,280
Matador K. Love Orca 2H	DeWitt	8/11/2012	4,871	12,830	17	1,757	2,126	2,111	16/64	5,900
Northcut B 2H	LaSalle	9/6/2012	4,777	9,131	16	410	315	463	16/64	1,175
Northcut B 1H	LaSalle	9/12/2012	4,798	9,085	16	423	169	451	16/64	1,500
Matador Sickenius Orca 2H	Karnes	9/16/2012	5,982	10,829	25	851	556	944	16/64	2,000
Martin Ranch A 12H	LaSalle	10/4/2012	4,897	9,507	21	640	1,955	966	16/64	1,680
Matador K. Love Orca 4H	DeWitt	11/4/2012	4,012	12,611	14	1,509	841	1,649	16/64	4,900
Matador K. Love Orca 3H	DeWitt	11/6/2012	4,777	12,787	16	1,456	1,585	1,720	16/64	4,775
Martin Ranch B 13H	LaSalle	11/22/2012	5,364	9,476	23	519	162	546	14/64	2,125
Martin Ranch B 9RH	LaSalle	11/25/2012	5,364	9,428	23	482	240	522	14/64	2,000
Frances Lewton 2H	DeWitt	12/5/2012	6,277	13,072	21	1,178	4,203	1,879	14/64	6,150
Matador Cowey Orca 1H	DeWitt	12/9/2012	3,332	13,593	13	580	3,325	1,134	12/64	8,000
Northcut A 4H	LaSalle	12/18/2012	4,592	9,069	16	395	139	418	14/64	1,580
Average			5,113		18.4	828 Bbl/day	1,082 Mcf/day	1,008 BOE/day

1) Total length of perforated lateral from the first perforation to the last perforation

2) Top perf is measured depth

3) Rates as reported to the Texas Railroad Commission via W-2 or G-1 form

4) Rates are based on actual, stabilized, 24 hour production on a constant choke size

5) Oil equivalent rates are based on a 6:1 ratio of six Mcf gas per one Bbl oil

PV-10 Reconciliation

PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. PV-10 is not an estimate of the fair market value of our properties. Matador and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies and of the potential return on investment related to the companies’ properties without regard to the specific tax characteristics of such entities. The PV-10 at December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and September 30, 2012 may be reconciled to the Standardized Measure of discounted future net cash flows at such dates by reducing PV-10 by the discounted future income taxes associated with such reserves. The PV-10 at December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and September 30, 2012 were, in millions, $44.1, $70.4, $119.9, $248.7 and $363.6, respectively. The discounted future income taxes at December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011 and September 30, 2012 were, in millions, $0.8, $5.3, $8.8, $33.2 and $29.7, respectively.

Adjusted EBITDA Reconciliation

This press release includes the non-GAAP financial measure of Adjusted EBITDA. We believe Adjusted EBITDA helps us evaluate our operating performance and compare our results of operation from period to period without regard to our financing methods or capital structure. We define Adjusted

EBITDA as earnings before interest expense, income taxes, depletion, depreciation and amortization, accretion of asset retirement obligations, property impairments, unrealized derivative gains and losses, certain other non-cash items and non-cash stock-based compensation expense, including stock option and grant expense and restricted stock and restricted stock units expense, and net gain or loss on asset sales and inventory impairment. Adjusted EBITDA is not a measure of net (loss) income or cash flows as determined by GAAP. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity.

The following table presents our calculation of Adjusted EBITDA and the reconciliation of Adjusted EBITDA to the GAAP financial measures of net income (loss) and net cash provided by operating activities, respectively, that are of a historical nature. Where references are forward-looking or prospective in nature, and not based on historical fact, the table does not provide a reconciliation. We could not provide such reconciliations without undue hardship because the Adjusted EBITDA numbers included in this press release are estimations, approximations and/or ranges. In addition, it would be difficult for us to present a detailed reconciliation on account of many unknown variables for the reconciling items.

	Year Ended December 31,
(In thousands)	2007	2008	2009	2010	2011
Unaudited Adjusted EBITDA reconciliation to Net Income (Loss):
Net (loss) income	$(300)	$103,878	$(14,425)	$6,377	$(10,309)
Interest expense	—	—	—	3	683
Total income tax provision (benefit)	—	20,023	(9,925)	3,521	(5,521)
Depletion, depreciation and amortization	7,889	12,127	10,743	15,596	31,754
Accretion of asset retirement obligations	70	92	137	155	209
Full-cost ceiling impairment	—	22,195	25,244	—	35,673
Unrealized loss (gain) on derivatives	211	(3,592)	2,375	(3,139)	(5,138)
Stock option and grant expense	205	605	622	824	2,362
Restricted stock grants	15	60	34	74	44
Net loss (gain) on asset sales and inventory impairment	—	(136,977)	379	224	154

Adjusted EBITDA	$8,090	$18,411	$15,184	$23,635	$49,911

	Year Ended December 31,
(In thousands)	2007	2008	2009	2010	2011
Unaudited Adjusted EBITDA reconciliation to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$7,881	$25,851	$1,791	$27,273	$61,868
Net change in operating assets and liabilities	209	(17,888)	15,717	(2,230)	(12,594)
Interest expense	—	—	—	3	683
Current income tax provision (benefit)	—	10,448	(2,324)	(1,411)	(46)

Adjusted EBITDA	$8,090	$18,411	$15,184	$23,635	$49,911

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; our ability to execute our business plan, including whether our drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; ability to make acquisitions on economically acceptable terms; availability of sufficient capital to execute our business plan, including from future cash flows, increases in borrowing base and otherwise; weather and environmental concerns; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s SEC filings, including the “Risk Factors” section of Matador’s Annual Report on Form 10-K for the year ended December 31, 2011. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, except as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with a particular emphasis on oil and natural gas shale plays and other unconventional resource plays. Its current operations are located primarily in the Eagle Ford shale play in South Texas and the Haynesville shale play in Northwest Louisiana and East Texas.

For more information visit Matador Resources Company at www.matadorresources.com.

Contact Information

Mac Schmitz

Investor Relations

mschmitz@matadorresources.com

(972) 371-5225

Exhibit A: Growth in PV-10
(1)
from Proved Reserves
$0
$50
$100
$150
$200
$250
$300
$350
$400
$41.00 oil
$5.71  gas
$57.65 oil
$3.87  gas
$75.96 oil
$4.38  gas
$92.71 oil
$4.12  gas
$91.48 oil
$2.83  gas
SEC Pricing
Oil, $/Bbl
Gas, $/MMBtu
2008
(2)
2009
(2)
2010
(2)
2011
(2)
Q3 2012
(3)
(1) PV-10 is a non-GAAP measure.  For a reconciliation of Standardized Measure (GAAP) to PV-10 (non-GAAP), please see “PV-10 Reconciliation”
(2) At December 31 of each respective year
(3) At September 30, 2012

in millions
2007
2008
2009
2010
2011
2012E
2013E

in millions
2007
2008
2009
2010
2011
2012E
2013E

Exhibit B: Matador’s Continued Growth
Year Ended December 31, Year Ended December 31,
,(2) (1)
TOTAL OIL AND
NATURAL GAS REVENUES
ADJUSTED EBITDA
(1)
$8.1
$18.4
$15.2
$23.6
$49.9
$112.5
$150.0
$14.0
$30.6
$19.0
$34.0
$67.0
$150.0
$210.0
2012 and 2013 oil and natural gas revenues and Adjusted EBITDA are Company estimates.
(1)  Estimated 2013 oil and natural gas revenues and Adjusted EBITDA are estimated at midpoint of production guidance using late November 2012 strip prices for oil and natural gas, plus property-specific differentials. Estimated average realized prices for oil and natural gas were $94.00/Bbl and $4.43/Mcf, respectively.
(2)  Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to our net (loss) income and net cash provided by operating activities, see “Adjusted EBITDA Reconciliation.”